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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Rambus Inc. on Form S-8 (File No.'s 333-67457, 333-38855 and 333-28597) of
our reports dated October 14, 1998, on our audits of the consolidated financial statements and financial statement schedule of Rambus Inc. and Subsidiary as of September 30, 1998 and 1997 and for the years ended September 30, 1998, 1997, and 1996, which reports are included in this Annual Report on Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

San Jose, California
December 8, 1998